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                                                                Exhibit 23.2


                         CONSENT OF INDEPENDENT AUDITORS

     I consent to the use in this Registration Statement on February 12, 2001 of Sword Comp-Soft Corp., of my report dated July 15, 2000, appearing in the Prospectus which is part of this Registration Statement.

     I also consent to the reference to me under the heading "Experts" in such Prospectus.

                                                By,   /s/ Mark Cohen
                                                      --------------------------
                                                          Mark Cohen C.P.A.


Hollywood, Florida
February 9, 2001